EXHIBIT 99.1

Crexendo Announces First Quarter 2022 Results

PHOENIX, AZ—(Marketwired – May 12, 2022)

Crexendo, Inc. (NASDAQ: CXDO) is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, software licensees, agents and direct channels. Our solutions currently support over 2.4 million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States. We provide our services through two divisions, our Telecommunications Division and our Software Division. Today, the Company reported financial results for the first quarter ended March 31, 2022.

First Quarter Financial highlights:

•	Total revenue increased 81% year-over-year to $8.2 million.
•	Service revenue increased 6% year-over-year to $4.4 million.
•	GAAP net loss of $(1,220,000) or a $(0.05) loss per basic and diluted common share.
•	Non-GAAP net income of $405,000 or $0.02 per basic and diluted common share.

Financial Results for the First Quarter of 2022

Consolidated total revenue for the first quarter of 2022 increased 81% to $8.2 million compared to $4.5 million for the first quarter of 2021.

Consolidated service revenue for the first quarter of 2022 increased 6% to $4.4 million compared to $4.1 million for the first quarter of 2021.

Consolidated software solutions revenue for the first quarter of 2022 of $3.3 million compared to $0 for the first quarter of 2021.

Consolidated product revenue for the first quarter of 2022 increased 34% to $492,000 compared to $368,000 for the first quarter of 2021.

Consolidated operating expenses for the first quarter of 2022 increased 79% to $9.6 million compared to $5.3 million for the first quarter of 2021.

The Company reported net loss of $(1,220,000) for the first quarter of 2022, or a $(0.05) loss per basic and diluted common share, compared to net loss of $(715,000), or $(0.04) loss per basic and diluted common share for the first quarter of 2021.

Non-GAAP net income of $405,000 for the first quarter of 2022, or $0.02 per basic and diluted common share, compared to non-GAAP net income of $308,000 or $0.02 per basic and diluted common share for the first quarter of 2021.

EBITDA for the first quarter of 2022 decreased to a $(774,000) loss, compared to a $(721,000) loss for the first quarter of 2021. Adjusted EBITDA for the first quarter of 2022 increased to $302,000, compared to $245,000 for the first quarter of 2021.

Total cash and cash equivalents at March 31, 2022 was $5.7 million compared to $7.5 million at December 31, 2021.

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Cash used for operating activities for the first quarter of 2022 of $(1.7) million compared to $(248,000) used for the first quarter of 2021. Cash used for investing activities for the first quarter of 2022 of $(34,000) compared to $(2,192,000) used for the first quarter of 2021. Cash provided by financing activities for the first quarter of 2022 of $3,000 compared to $965,000 for the first quarter of 2021.

Steven G. Mihaylo, Chief Executive Officer commented, "I am pleased with our total revenue increasing 81% year-over-year to $8.2 million for the quarter. That is a very solid number and gives me confidence on our ability to perform. Also, our ability to maintain Non-GAAP net income of $405,000 for the first quarter of 2022, or $0.02 per basic and diluted common share is a solid metric. These numbers were particularly impressive considering that we faced headwinds in the first quarter, which do appear to be subsiding. We noted an increase in customers that contracted or closed their businesses toward the end of the year. In December it appeared that both customers and potential customers were spending less and delaying certain capital expenditures due to the uncertainty surrounding the economy, inflation, and supply chain issues. Product revenue was down quarter over quarter since the deferred purchasing decisions affected the sale of newer desktop devices. We believe these conditions are improving and we expect those effects to be short lived. We believe it is not a matter of if but when before most companies move to the cloud and Crexendo is particularly suited to benefit from that migration.

Mihaylo added “Our integration continues to be going well and will provide substantial benefits to both customers of the software solutions division and the telecom division. We are seeing continued excitement for the Crexendo VIP™ platform powered by the award winning NetSapiens® technology which I am convinced provides the best benefits in the industry as well as the best support package offered which includes our 100% uptime guarantee. VIP™ and other enhancements will continue to fuel our growth. My focus will be to continue to work on improving margins, manage expenses and improve our sales and marketing programs, all of which will benefit the Company, its customers, its employees and most importantly its shareholders. I continue to be highly confident that we will continue to grow the business both organically as well as through additional accretive acquisitions and stand behind my earlier expectation of growing the business this year by 40% to 50%. This is a very exciting time for Crexendo.”

Doug Gaylor, President, and Chief Operating Officer, stated, “I agree with Steve that the results are solid, and that we are beginning to see improvements in the deferred purchasing decisions which I believe should continue to improve our results. We will continue to work aggressively on increasing sales while focusing on cost management and improving margins. We will also work aggressively to add new partnerships as we recently did with Mavenir, which I believe will be a substantial benefit to our shareholders.”

Conference Call

The Company is hosting a conference call today, May 12, 2022, at 4:30 PM EDT. The dial-in number for domestic participants is 877-545-0523 and 973-528-0016 for international participants. Please dial in five minutes prior to the beginning of the call at 4:30 PM EDT and reference Crexendo earnings call. A replay of the call will be available until May 19, 2022, by dialing toll-free at 877-481-4010 or 919-882-2331 for international callers. The replay passcode is 45490.

About Crexendo

Crexendo, Inc. is an award-winning premier provider of Unified Communications as a Service (UCaaS), Call Center as a Service (CCaaS), communication platform software solutions, video conferencing and collaboration services designed to provide enterprise-class cloud communication solutions to any size business through our business partners, agents, and direct channels. Our solutions currently support over two million end users globally and was recently recognized as the fastest growing UCaaS platform in the United States.

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Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “will” and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being pleased with total revenue increasing 81% year-over-year to $8.2 million for the quarter with believing that  is a very solid number giving confidence on the ability to perform; (ii) believing the ability to maintain Non-GAAP net income of $405,000 for the first quarter of 2022, or $0.02 per basic and diluted common share is a solid metric; (iii) believing the results were particularly impressive considering that it faced headwinds in the first quarter; (iv) believing that the headwinds do appear to be subsiding; (v) believing that both customers and potential customers were spending less and delaying certain capital expenditures due to the uncertainty surrounding the economy, inflation, and supply chain issues which affected product revenue; (vi) believing those conditions are improving and  expecting those effects to be short lived; (vii) believing it is not a matter of if but when before most companies move to the cloud and that the Company is particularly suited to benefit from that migration; (vii) believing that the integration continues to be going well and will provide substantial benefits to both customers of the software solutions division and the telecom division; (viii) believing that there is continued excitement for the Crexendo VIP™ platform and being convinced provides  the best benefits in the industry as well as the best support  which will continue to fuel  growth; (ix) that Company focus will be to continue to work on improving margins, manage expenses and improving  sales and marketing programs  which will benefit the Company, its customers, its employees and shareholders; (x) continuing to be highly confident  that the business will grow both organically as well as through additional accretive acquisitions by 40% to 50%; (xi) believing this  is a very exciting time for the Company; (xii) believing there are improvements in the deferred purchasing decisions which  should continue to improve  results; (xiii) continuing to work aggressively on increasing sales while focusing on cost management and improving margins; (xiv) working aggressively to add new partnerships such as Mavenir and (xv) believing partnerships will be a substantial benefit to shareholders.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company’s Form 10-K for the year ended December 31, 2021, and quarterly Form 10-Qs as filed with the SEC. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

Contact

Crexendo, Inc.

Doug Gaylor

President and Chief Operating Officer

602-732-7990

dgaylor@crexendo.com

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value and share data)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$5,690	$7,468
Trade receivables, net of allowance for doubtful accounts of $50 as of March 31, 2022 and $72 as of December 31, 2021	2,702	2,177
Contract assets	240	261
Inventories	233	231
Equipment financing receivables	446	332
Contract costs	861	648
Prepaid expenses	599	358
Income tax receivable	-	11
Other current assets	45	74
Total current assets	10,816	11,560

Long-term equipment financing receivables, net	918	942
Property and equipment, net	2,953	2,989
Deferred income tax assets, net	986	986
Operating lease right-of-use assets	586	532
Intangible assets, net	21,612	22,161
Goodwill	36,972	36,972
Contract costs, net of current portion	727	697
Income tax receivable, net of current portion	177	-
Other long-term assets	328	313
Total Assets	$76,075	$77,152

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$449	$476
Accrued expenses	4,240	4,904
Finance leases	109	110
Notes payable	1,854	1,873
Operating lease liabilities	441	447
Income tax payable	-	24
Contract liabilities	2,549	2,738
Total current liabilities	9,642	10,572

Contract liabilities, net of current portion	236	290
Finance leases, net of current portion	166	193
Operating lease liabilities, net of current portion	224	164
Total liabilities	10,268	11,219

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 50,000,000 shares, 22,395,477 shares issued and outstanding as of March 31, 2022 and 22,054,239 shares issued and outstanding as of December 31, 2021	22	22
Additional paid-in capital	119,535	118,432
Accumulated deficit	(53,753)	(52,533)
Accumulated other comprehensive income	3	12
Total stockholders' equity	65,807	65,933

Total Liabilities and Stockholders' Equity	$76,075	$77,152

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share and share data)

	Three Months Ended March 31,
	2022	2021
Service revenue	$4,398	$4,139
Software solutions revenue	3,268	-
Product revenue	492	368
Total revenue	8,158	4,507

Operating expenses:
Cost of service revenue	1,436	1,259
Cost of software solutions revenue	1,661	-
Cost of product revenue	317	225
Selling and marketing	2,584	1,279
General and administrative	3,249	2,216
Research and development	304	350
Total operating expenses	9,551	5,329

Loss from operations	(1,393)	(822)

Other income/(expense):
Interest expense	(19)	(19)
Other income/(expense), net	(9)	2
Total other expense, net	(28)	(17)

Loss before income tax	(1,421)	(839)

Income tax benefit	201	124

Net loss	$(1,220)	$(715)

Earnings per common share:
Basic	$(0.05)	$(0.04)
Diluted	$(0.05)	$(0.04)

Weighted-average common shares outstanding:
Basic	22,236,362	18,189,783
Diluted	22,236,362	18,189,783

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CREXENDO, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,220)	$(715)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	619	101
Share-based compensation	1,053	282
Changes in assets and liabilities:
Trade receivables	(525)	174
Contract assets	21	(46)
Equipment financing receivables	(90)	14
Inventories	(2)	97
Contract costs	(243)	(15)
Prepaid expenses	(241)	(309)
Income tax receivable	(166)	(125)
Other assets	14	(8)
Accounts payable and accrued expenses	(691)	291
Income tax payable	(24)	-
Contract liabilities	(243)	11
Net cash used for operating activities	(1,738)	(248)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(34)	(29)
Acquisition of Centric Telecom	-	(2,163)
Net cash used for investing activities	(34)	(2,192)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments made on finance leases	(28)	(11)
Repayments made on notes payable	(19)	(18)
Proceeds from exercise of options	278	1,146
Dividend payments	(111)	-
Taxes paid on the net settlement of stock options	(117)	(152)
Net cash provided by financing activities	3	965
Effect of exchange rate changes on cash	(9)	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,778)	(1,475)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE YEAR	7,468	17,679

CASH AND CASH EQUIVALENTS AT THE END OF THE YEAR	$5,690	$16,204

Supplemental disclosure of cash flow information:
Cash used during the year for:
Income taxes, net	$-	$(1)
Interest expense	$(19)	$(19)
Supplemental disclosure of non-cash investing and financing information:
Stock issued for the acquisition of Centric Telecom	$-	$346
Contingent consideration related to the acquisition of Centric Telecom	$-	$746

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CREXENDO, INC. AND SUBSIDIARIES

Supplemental Segment Financial Data

(In thousands)

	Three Months Ended March 31,
	2022	2021
Revenue:
Cloud telecommunications services	$4,890	$4,507
Software solutions	3,268	-
Consolidated revenue	8,158	4,507

Loss from operations:
Cloud telecommunications services	(1,054)	(822)
Software solutions	(339)	-
Total operating loss	(1,393)	(822)
Other expense, net:
Cloud telecommunications services	(18)	(17)
Software solutions	(10)	-
Total other expense	(28)	(17)
Loss before income tax provision:
Cloud telecommunications services	(1,072)	(839)
Software solutions	(349)	-
Loss before income tax provision	$(1,421)	$(839)

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Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net income and Adjusted EBITDA as a supplemental measure of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, acquisition related expenses, changes in fair value of contingent consideration and amortization of intangibles. We define EBITDA as U.S. GAAP net income/(loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization. We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define Adjusted EBITDA as EBITDA adjusted for acquisition related expenses, changes in fair value of contingent consideration and share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 12, 2022, earnings press release, as furnished on Form 8-K, we included Non-GAAP net income, EBITDA and Adjusted EBITDA. The terms Non-GAAP net income, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net income, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income/(loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	they do not reflect changes in, or cash requirements for, our working capital needs;
•	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•	they do not reflect income taxes or the cash requirements for any tax payments;
•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•	while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income, EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

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Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income
(Unaudited, in thousands, except for per share and share data)
	Three Months Ended March 31,
	2022	2021
U.S. GAAP net loss	$(1,220)	$(715)
Share-based compensation	1,053	282
Acquisition related expenses	23	684
Amortization of intangible assets	549	57
Non-GAAP net income	$405	$308

Non-GAAP earnings per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

Weighted-average common shares outstanding:
Basic	22,236,362	18,189,783
Diluted	25,787,255	19,484,148

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)
	Three Months Ended March 31,
	2022	2021
U.S. GAAP net loss	$(1,220)	$(715)
Depreciation and amortization	619	101
Interest expense	19	19
Interest and other expense/(income)	9	(2)
Income tax benefit	(201)	(124)
EBITDA	(774)	(721)
Acquisition related expenses	23	684
Share-based compensation	1,053	282
Adjusted EBITDA	$302	$245

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